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                       AMENDMENT TO EMPLOYMENT AGREEMENT
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     THIS AMENDMENT to an Employment Agreement is made as of the 17/th/ day of
May, 2001 by and between LIGHTHOUSE FAST FERRY, INC., formerly known as Lighthouse Landings, Inc., a New Jersey corporation, whose office is located at 195 Fairfield Avenue, Suite C, West Caldwell, New Jersey, 07006 (the "Company") and ANTHONY CAPPAZE (the "Employee") residing at 33 Holly Drive, Short Hills, New Jersey, 07078.

                                  WITNESSETH
                                  ----------
     WHEREAS, the Company and the Employee executed an Employment Agreement dated as of January 1, 2000 (the "Employment Agreement"); and

     WHEREAS, the Company and the Employee wish to amend the Employment
Agreement;

     NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound thereby, hereby agree as follows:

     1.   Paragraph 1.2 is amended to read as follows:

          The term of the Employee's employment under this Agreement shall be the period commencing on the date hereof and continuing through December 31, 2005, unless sooner terminated in accordance with this Agreement.

     2. Paragraph 3.3 is amended to add the following: The issuance of the second anniversary and third anniversary warrants shall be accelerated and both warrants shall be issued effective as of the date hereof, which acceleration shall be in recognition of the Employee's performance for the Company during the year 2000. All warrants issued under this Agreement shall be deemed "cashless" warrants.

     3.   Paragraph 6.4 is hereby amended to read as follows:

          The Company may terminate the Employee's employment prior to the expiration of the term of this Agreement for whatever reason it deems appropriate; provided, however that in the event that such termination is not pursuant to Sections 6.1,
          6.2 or 6.3, the Company shall
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               (1) pay to the Employee in a lump sum an amount equal
               to two (2) times the Employee's annual salary as set forth in Section 3.1 (or if higher, the annual salary rate then in effect); and,

               (2) issue to the Employee cashless stock warrants granting such Employee the right to purchase 200,000 shares of the Company's common stock at One and One/Tenth ($1.10) Dollars per share exercisable at any time over a period of five (5) years from the Date of Termination. In the event of a termination under this
               Section 6.4, neither the Company nor the Employee shall thereafter have any further rights or obligations under this Agreement except as are provided in Sections 7, 8, 9, 10 and 18.

     4.  Paragraph 6.6 is amended to read as follows:
          6.6.  Change in Control-termination of Employment.

               (a) Should a Change in Control occur (as hereinafter defined), Employee may terminate his employment within one (1) year after he has obtained actual knowledge of the occurrence of any of the following events:

                   (i) Failure to elect or appoint, or re-elect or re-appoint, Employee to, or removal of Employee from, his office and/or position as President and Chief Executive Officer, except in connection with the termination of Employee's employment pursuant to subparagraphs 6.1, 6.2 or 6.3 hereof.

                   (ii) A reduction in Employee's overall compensation (including any reduction in pension or other benefit programs or perquisites) or a significant change in the nature or scope of the authorities, powers, functions or duties normally attached to employee's position with the Company.

                   (iii) A determination by Employee made in good faith that, as a result of a Change in Control, he is unable effectively to carry out the authorities, powers, functions or duties attached to his position and the situation is not remedied within thirty

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          (30) calendar days after receipt by the Company of written notice from
          Employee of such determination.

                   (iv) A breach by the Company of any provision of this Agreement not covered by clause (i), (ii) or (iii) of this subparagraph 6.6(a), which is not remedied within thirty (30) calendar days after receipt by the Company of written notice from Employee of such breach.

                   (v) A change in the location at which substantially all of Employee's duties with the Company are to be performed to a location which is not within a 20 mile radius of the address of the place where Employee is performing services on the date of the Change in Control.

                   (vi) A failure by the Company to obtain the assumption of, and the agreement to perform, this Agreement by any successor.

          An election by Employee to terminate his employment under the provisions of this subparagraph 6.6(a) shall be deemed a voluntary termination of employment by Employee for the purpose of interpreting the provisions of any of the Company's employee benefit plans, programs or policies. Employee's right to terminate his employment hereunder shall not be affected by his illness or incapacity, whether physical or mental, unless the Company shall at the time be entitled to terminate his employment under paragraph 6.2 of this Agreement. Employee's continued employment with the Company for any period of time less then two (2) years after a Change in Control shall not be considered a waiver of any right he may have to terminate his employment pursuant to this paragraph 6.6(a).

          (b) After a Change in Control has occurred, if Employee terminates his employment with the Company pursuant to subparagraph 6.6(a) or if Employee's employment is terminated by the Company for any reason other than pursuant to paragraph 6.1, 6.2 or 6.3 hereof, Employee (i) shall be entitled to his salary, bonuses, awards, perquisites and benefits, including, without limitation, benefits and awards under the Company's stock option plans if any, and the Company's pension and retirement plans and programs, if any, through the Termination Date and, in addition thereto, (ii) shall be entitled to be paid the benefits and money as set forth in Paragraph 6.4. Such lump sum payment is hereinafter referred to as the "Termination Compensation."

          (c) For purposes hereof, a Change in Control shall be deemed to have occurred if there has occurred, after the Commencement Date, (i) a change in control of the Company as the term "control" is defined in Rule 12b-2 promulgated under the Securities and Exchange Act; (ii) when any "person" (as such term is defined in the Act) who does not presently own five (5%) percent or more of the Company's issued and outstanding securities becomes a beneficial owner, directly or indirectly, of securities of the Company representing thirty (30%) percent or more of the Company's then outstanding securities having the right to vote on the election of directors; (iii)

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     during any period of not more than two consecutive years (not including any period prior to the execution of this Amended Agreement), individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least sixty (60%) percent of the entire Board of Directors; (iv) when a majority of the directors elected at any annual or special meeting or stockholders (or by written consent in lieu of a meeting) are not individuals nominated by the Company's incumbent Board of Directors; (v) if the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the holders of voting securities of the Company outstanding immediately prior thereto being the holders of at least sixty (60%) percent of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; (vi) if the shareholders of the Company approve a plan of complete liquidation of the Company; or (vii) if the shareholders of the Company approve an agreement for the sale or disposition of all or substantially all of the Company's assets.

          (d) Notwithstanding anything in this Paragraph 6.6 to the contrary; Employee shall have the right, prior to the receipt by him of any amounts due thereunder, to waive the receipt thereof or, subsequent to the receipt by him of any amounts due hereunder, to treat some or all of such amounts as a loan from the Company which Employee shall repay to the Company within ninety (90) days from the date of receipt, with interest at the rate
     provided in Section 7872 of the Internal Revenue Code of 1986.   Notice of
     any such waiver of treatment of amounts received as a loan shall be given by Employee to the Company in writing and shall be binding upon the Company.

          (e) It is intended that the "present value" of the payments and benefits to Employee, whether under this Amended Agreement or otherwise, which are includible in the computation of "parachute payments" shall not, in the aggregate, exceed 2.99 times the "base amount" (the terms "present value," "parachute payments" and "base amount" being determined in
     accordance with the Code).   Accordingly, if Employee receives payments or
     benefits from the Company prior to payment of the Termination Compensation which, when added to the Termination Compensation, would, in the opinion of the Company's regularly employed independent accounting firm (hereinafter "accountants"), subject any of the payments or benefits to Employee to the excise tax imposed by Section 4999 of the Code, the Termination Compensation shall be reduced by the smallest amount necessary, in the
     opinion of the Accountants, to avoid such tax.   In addition, the Company
     shall have no obligation to make any payment or provide any benefit to Employee subsequent to payment of the Termination Compensation that, in the opinion of the Accountants, would subject any of the payments or benefits to Employee to the excise tax imposed by Section 4999 of the Code. No reduction in Termination Compensation or release of the Company from any payment or benefit obligation in reliance upon any aforesaid opinion of the Accountants shall

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     be permitted unless the Company shall have provided to Employee a copy of any such opinion, specifically entitling Employee to rely thereon, no later than the date otherwise required for payment of the Termination Compensation or any such letter payment or benefit.

          (f) Employee shall not be required to use his best efforts to mitigate the payment of the Termination compensation by seeking other employment. To the extent that Employee shall, during or after the Term, receive compensation from any other employment, the payment of Termination compensation shall not be adjusted.

     5. Paragraph 18 is deleted in its entirety and the following is substituted therefore.

          18.  Indemnification.

               (a) The Company shall indemnify Employee to the fullest extent permitted by the New Jersey Business Corporation Act. Without limitation of the foregoing, in the event that Employee becomes involved in any capacity in any action, proceeding or investigation in connection with any activities involving the Company occurring during the term hereof, the Company will, advance to Employee his reasonable legal and other reasonable expenses (including the cost of any investigation and preparation incurred in connection therewith). Such advances and indemnification shall also be provided to Employee subsequent to the term hereof provided such action, proceeding or investigation invokes activities of the Company while the Employee was employed by the Company.

               (b) Employee shall give prompt written notice to the Company of the commencement of any action, suit or proceeding for which indemnification may be sought under this paragraph, and the Company, through counsel reasonably satisfactory to Employee, may assume the defense thereof; provided, however, that Employee shall be entitled to participate in any such action, suit or proceeding with counsel of his own choice but at his own expense; and provided further, the Employee shall be entitled to participate in any such action, suit or proceeding with counsel of his own choice at the expense of the Company if, in the good faith judgment of Employee's counsel, representation by the Company's counsel may present a conflict of interest or there may be defenses available to Employee which are different from or in addition to those available to the Company. In any event, if the Company fails to assume the defense within a reasonable time, Employee may assume such defense and the reasonable fees and expenses of his attorneys shall be borne by the Company. No action, suit or proceeding for which indemnification may be sought shall be compromised or settled in any manner which might adversely affect the interest of the Company without the prior written consent of the Company. Notwithstanding anything in this Agreement to the contrary, the Company shall not, without the written consent of the Employee, (i) settle

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          or compromise any action, suit or proceeding or consent to the entry of any judgment which does not include as a unconditional term thereof the delivery by the claimant or plaintiff to Employee of a written release from all liability in respect of such action, suit or proceeding or (ii) settle or compromise any action, suit or proceeding in any manner that may materially and adversely affect Employee other than as a result of money damages or other money payment for which the Company fully pays.

               (c) The Company shall cause to be maintained in effect, for not less than two (2) years after the Termination Date, the then current policies of the directors' and officers' liability insurance maintained by the Company and the Company's subsidiaries provided that the Company may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous so long as no lapse in coverage occurs as a result of such substitution, and shall use its best efforts to provide such insurance for an additional three (3) years after the expiration of such two-year period, the availability of such insurance at commercially reasonable rates (or, if not available at reasonable rates, then the Company shall purchase similar insurance but with such lowers limits of liability, without change in retention amounts, as may be available for a premium comparable to that paid by the Company for the last year of such two-year period), with respect to all matters occurring prior to and including the Termination Date; provided that, in the event that any claim shall be asserted or made within such period during which insurance has been or is to be provided, such insurance shall be continued in respect of any such claim until final disposition of any and all such claims. The Company shall pay all expenses, including reasonable attorneys' fees, that may be incurred by Employee in enforcing the indemnity and other obligations provided for in this paragraph. The covenant in this paragraph shall survive the Termination Date and shall continue without time limit (except as expressly provided in this paragraph).

     6.   Paragraph 6.8 shall provide as follows:

          6.8  Notice of Termination and Termination Date.

               (a) Any termination of Employee's employment by the Company or by Employee shall be communicated by a Notice of Termination to the other party hereto. For purposes hereof, a "Notice of Termination" shall mean a notice which shall stated the "Termination Date" (as hereinafter defined) and the specific reasons, and shall set forth in reasonable detail the facts and circumstances, for such determination and, in the case of Employee's termination of employment pursuant to paragraph 6.6(a)(iii) hereof, shall state that Employee has made the good faith termination required by that subparagraph.

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               (b)  "Termination Date" shall mean the date specified in the
          Notice of Termination as the last date of Employee's employment by the Company, which date shall not be sooner than the date on which the Notice of Termination is given.

               (c) If, within thirty (30) calendar days after any Notice of Termination is given, or, if later, prior to the Termination Date (as determined without regard to this paragraph 6.8(c)), the party hereto receiving such Notice of Termination notifies the other party hereto that a dispute exists concerning the termination, the Termination Date shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties hereto, by a binding arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Termination Date shall be extended by a notice of dispute only if such notice is given in good faith and the party hereto giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of such dispute, the Company will continue to pay to Employee his full compensation (including perquisites and other benefits) in effect when the notice of dispute was given and continue Employee as a participant in all employee benefit plans and programs in which he was participating when the notice of dispute was given, until the dispute is finally resolved as hereinabove provided.

     7. Paragraph 16 is deleted in its entirety and the following is substituted therefore:

          16. ARBITRATION. In the event any dispute arises between the parties hereto, Employee and the Company shall each have the right to seek arbitration in Newark, New Jersey under the rules of the American Arbitration Association by giving written notice of intention to arbitrate to the other party. Any award rendered in any such arbitration proceeding shall be non-appealable and final and binding upon the parties hereto, and judgment thereon may be entered in any court of competent jurisdiction. If Employee prevails in any litigation or arbitration proceeding brought in accordance herewith, or if any such litigation or arbitration proceeding is settled, Employee shall be entitled, to the extent no prohibited by applicable law, to reimbursement from the Company for his reasonable attorneys' fees and expenses incurred in connection with such litigation or arbitration proceeding.

     8. The parties hereto ratify and confirm, other than as modified herein, all of the terms and conditions of the Employment Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on behalf of themselves, their heir executors, legal representatives, successors and assigns.

                                        LIGHTHOUSE FAST FERRY, INC., Employer

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                                              /s/ Anthony Colasanti
                                          By: __________________________________
                                              Name:  Anthony Colasanti
                                              Title: Vice President, Secretary
                                                     & Director


                                          /s/ Anthony Cappaze
                                          ______________________________________
                                          ANTHONY CAPPAZE, Employee

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